Exhibit 99.3

Pogo Producing Company

Supplemental  Information (Unaudited)

	Quarter Ended September 30,		Nine Months Ended September 30,
	2003	2002	2003	2002
Operating Data
Net Natural Gas Sales (Mcf/day)
North America	201,344	204,322	209,614	200,496
Thailand	83,181	79,882	87,305	77,506
Total Natural Gas	284,525	284,204	296,919	278,002

Gas Price ($/Mcf)
North America	$4.89	$2.92	$5.27	$2.98
Thailand	$2.56	$2.15	$2.45	$2.19
Average Gas Price	$4.21	$2.70	$4.45	$2.76

Net Liquids Production (Bbl/day)
Crude & Condensate
North America	39,954	32,419	41,269	30,060
Thailand	21,410	17,459	22,097	16,568
Total Crude & Condensate	61,364	49,878	63,366	46,628
Plant Products	3,924	5,364	3,968	4,674
Total Liquids	65,288	55,242	67,334	51,302

Net Liquids Sales (Bbl/day)
Crude & Condensate
North America	39,954	32,419	41,269	30,060
Thailand *	22,716	18,545	21,914	16,331
Total Crude & Condensate	62,670	50,964	63,183	46,391
Plant Products	3,924	5,364	3,968	4,674
Total Liquids	66,594	56,328	67,151	51,065

Average Prices ($/Bbl)
Crude & Condensate
North America	$27.48	$26.95	$29.23	$24.05
Thailand *	$28.35	$26.76	$28.67	$23.87
Average Crude & Cond. Prices	$27.80	$26.88	$29.04	$23.99
Plant Products	$18.02	$14.82	$19.65	$14.23

* Sales Volumes & Price Used in Financial Statements

Selected Balance Sheet Data

($in 000’s)	9/30/2003	12/31/2002
Total Assets	$2,561,441	$2,491,593
Long-term Debt *	371,000	724,987
Trust Preferred	0	0
Shareholders’ Equity	1,397,756	1,077,784
Working Capital	155,633	137,971

* Excludes debt discount of $1,826 and $2,084, respectively